Exhibit 99.2

ALDI
ALDI

Harris Teeter
Your Neighborhood Food Market

Kroger
FOOD & PHARMACY

FOOD LION

Financial and Operating Results
For the three and twelve months ended December 31, 2020

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: adverse economic or real estate developments in the retail industry or the markets in which Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR") operates; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; the Company's failure to obtain necessary outside financing on favorable terms or at all; the Company's inability to successfully acquire, sell, or operate properties; and the Company's failure to qualify or maintain its status as a REIT. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. Currently, one of the Company's most significant risk factors is the coronavirus pandemic, or COVID-19. The extent to which COVID-19 continues to impact the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Statements regarding the impact and severity of COVID-19 may be forward-looking.

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	2

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock and Series D cumulative convertible preferred stock trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP” and "WHLRD", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
Daniel Khoshaba - CEO
Crystal Plum - CFO
M. Andrew Franklin - COO

Board of Directors
Stefani D. Carter (Chairman)	Andrew R. Jones
Clayton ("Chip") Andrews	Daniel Khoshaba (CEO)
E. J. Borrack	Paula J. Poskon
Kerry G. Campbell	Joseph D. Stilwell

Investor Relations Representative
Mary Jensen - IRRealized, LLC mjensen@whlr.us Office: (757) 627-9088 Cell: (310) 526-1707

Transfer Agent and Registrar
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	3

Financial and Portfolio Overview
For the Three Months Ended December 31, 2020

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(2,454)
Net loss per basic and diluted shares	$(0.25)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$1,520
FFO per common share and OP unit	$0.15
Adjusted FFO (AFFO) (in 000s) (1)	$1,355
AFFO per common share and OP unit	$0.14

Assets and Leverage
Investment Properties, net of $59.19 million accumulated depreciation (in 000s)	$392,664
Cash and Cash Equivalents (in 000s)	$7,660
Total Assets (in 000s)	$489,379
Debt to Total Assets(3)	72.32%
Debt to Gross Asset Value	61.04%

Market Capitalization
Common shares outstanding	9,703,874
OP units outstanding	224,429
Total common shares and OP units	9,928,303

	Shares Outstanding at December 31, 2020	Fourth Quarter stock price range	Stock price as of December 31, 2020
Common Stock	9,703,874	$2.47 - $3.90	$2.77
Series B preferred shares	1,875,748	$8.79 - $13.00	$13.00
Series D preferred shares	3,529,293	$14.32 - $18.20	$18.00

Total debt (in 000s)(3)	$353,916
Common Stock market capitalization (as of December 31, 2020 closing stock price, in 000s)	$26,880

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,561,766
Occupancy Rate	87.1%
Leased Rate (2)	88.9%
Annualized Base Rent (in 000s)	$46,851
Total number of leases signed or renewed during the fourth quarter of 2020	62
Total sq. ft. leases signed or renewed during the fourth quarter of 2020	412,115

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through January 6, 2021 that commence subsequent to the end of current period.
(3)    Includes debt associated with assets held for sale.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	4

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and twelve months ended December 31, 2020.

2020 FOURTH QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
FINANCIAL
•Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders of $2.5 million, or ($0.25) per share, as compared to $4.3 million, or ($0.45) per share.
•Funds from operations ("FFO") of $1.5 million, or $0.15 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $1.1 million, or $0.11 per share.
•Adjusted Funds from Operations ("AFFO") of $0.14 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.02 per share.
OPERATIONS
•Total revenue from continuing operations decreased by 4.82% or $774 thousand primarily due to decreases described below at the same store section and sold properties of $108 thousand.
•Signed 24 new leases totaling 130,624 square feet with a weighted-average rental rate of $7.69 per square foot.
•Executed 38 lease renewals totaling 281,491 square feet at a weighted-average increase of $0.09 per square foot, representing an increase of 1.02% over in-place rental rates.
•Total operating expenses from continuing operations decreased by 18.69% or $2.3 million primarily a result of decreases in depreciation and amortization and a 39.62% or $828 thousand decrease in corporate general and administrative expenses due to a reduction of professional fees.
SAME STORE
•Same store Net Operating Income ("NOI") decreased by 5.56% and by 2.29% on a cash basis. Same store results were impacted by a 4.16% decrease in revenue due to 1) three new anchor vacancies of which two were backfilled with rent commencing in 2021. Increases in straight-line rental revenues resulting from long-term lease extensions partially offsets the effects of the temporary vacancies. Additionally, same store property expenses decreased by 0.94% primarily driven by decreases in real estate taxes.
CAPITAL MARKETS
•On December 22, 2020, the Company and Powerscourt Investments XXII, L.P. entered into a financing agreement with proceeds of $25.0 million (the "Powerscourt Financing Agreement"). The Powerscourt Financing Agreement is at a rate of 13.50% and matures on March 31, 2023 with quarterly interest only payments beginning on January 15, 2021. In conjunction with the Powerscourt Financing Agreement, the Company issued to Powerscourt XXII, LP a warrant to purchase an aggregate of 496,415 shares of the Company’s Common Stock.
•A reduction in loans payable, excluding the Powerscourt Financing Agreement, by $7.6 million was achieved through:
◦$4.4 million payoff of the KeyBank Credit Agreement;
◦$1.8 million paydown with the sale of Riversedge North;
◦$1.4 million monthly principal payments.
•On December 31, 2020, the Company generated net cash proceeds of $1.1 million through the sale of its corporate headquarters, Riversedge North, in Virginia Beach to an unrelated party. These proceeds are net of transaction costs and repayment of the outstanding mortgage. Simultaneous with the sale, WHLR leased the building for ten years through a sale leaseback. As a result of this transaction, a gain of $49 thousand was recognized, the remaining gain of $725 thousand was deferred over the life of the lease.
•At December 31, 2020, the Company had approximately 4 assets held for sale. These assets include Columbia Fire Station, Berkley Shopping Center, a .75 acre land parcel at Berkley and two outparcels at Rivergate Shopping Center, as the Company has committed to a plan to sell each property.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	5

2020 YEAR-TO-DATE HIGHLIGHTS
FINANCIAL
•Net loss attributable to WHLR's Common Stock stockholders of $13.6 million, or ($1.40) per share.
•FFO of $4.4 million, or $0.44 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.
•AFFO of $0.44 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.
OPERATIONS
•Total revenue from continuing operations decreased by 3.42% or $2.2 million.
•Total operating expenses from continuing operations decreased by 20.66% or $11.1 million primarily a result of decreases in impairments, depreciation and amortization and corporate general and administrative expenses.
SAME STORE
•Same store NOI decreased by 3.46% and by 4.20% on a cash basis. Same store results were impacted by a 2.37% decrease in revenue due to 1) three new anchor vacancies of which two were backfilled with rent commencing in 2021 and 2) an increase in the credit loss on operating receivables driven by higher accounts receivable due to impacts of COVID-19 on the portfolio. These negative impacts were partially offset by increases in straight-line rental revenues resulting from long-term lease extensions.
CAPITAL MARKETS
•Paid off the KeyBank Credit Agreement.
•Recognized $600 thousand in impairment charges on Columbia Fire Station, which is currently held for sale.
•On September 4, 2020, the Company executed Loan Modification Agreements on three properties and used the restricted cash to fund debt service for 90 days. This represented a total of $488 thousand that will be replenished over the next twelve-months.
•Wheeler REIT, L.P. (the "Operating Partnership") purchased 71,343 shares of the Series D cumulative preferred stock (the "Series D Shares") on September 22, 2020 at $15.50 per share from an unaffiliated investor. These shares are deemed to be retired on the consolidated financial statements.
•On August 4, 2020, the Company's Board of Directors granted a Stock Appreciation Rights Agreement (the "SARs") as non-cash compensation to its Chief Executive Officer, Daniel Khoshaba. The SARs, which is contingent upon meeting certain market price thresholds, allows for issuance of 5,000,000 shares of the Company's Common Stock at a strike price of $1.85 per share and expires in the year 2030. The SARs will not be effective until approved by WHLR stockholders at the 2021 Annual Meeting of Stockholders. Due to the COVID-19 pandemic and the ongoing company transformation, Mr. Khoshaba has foregone an annual salary.
OTHER
•The Company recognized non-recurring other expenses of $1.0 million, which included $600 thousand in legal settlement costs and $439 thousand in reimbursement of the Stilwell Group's proxy solicitation expenses in connection with the Company's 2019 annual meeting of stockholders.

TENDER OFFER
•On December 23, 2020, the Company announced a “modified Dutch auction” tender offer to purchase up to $19.0 million in shares of its Series D Shares at a price not greater than $18.00 nor less than $15.50 per Series D Share, to the sellers in cash, less any applicable withholding taxes and without interest (the "2020 Tender Offer").
•On January 26, 2021, the Company announced, the value of the Series D Shares that the Company was offering to purchase increased from $19.0 million to $20.0 million and the tender offer was extended to February 16, 2021.
•On February 17, 2021, the Company announced that the tender offer was extended to March 12, 2021 and the value of the Series D Shares that the Company was offering to purchase decreased from $20.00 million to $6.00 million. The tender offer expired, in accordance with its terms, on March 12, 2021. In accordance with the terms and conditions of the tender offer and based on the final count, the Company accepted for purchase 387,097 Series D Shares at a purchase price of $15.50 per share, for an aggregate cost of $6.00 million, excluding fees and expenses relating to the tender offer.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	6

COVID-19 UPDATE
WHLR continues to proactively reach out and communicate with its tenants to assist them during this difficult time. The Company continues to prioritize tenants’ requests based on the immediate and long-term impact to their businesses by evaluating all requests for rent relief on an individual basis and considering a number of factors. Not all tenant requests will ultimately result in modification agreements, nor is the Company forgoing its contractual rights under its lease agreements.
•All retail shopping centers are open and operating and feature necessity-based tenants, with 43 of the 60 properties anchored by grocery and/or drug stores.
•The Company agreed to lease modifications with nine tenants who declared bankruptcy, resulting in a weighted average rate decrease of 7.54% or $0.86 rate per square foot.
•Nine tenants vacated due to bankruptcy and three of these vacated tenants have been backfilled.
•Beginning in April 2020, the Company received certain rent relief requests, most often in the form of rent deferral requests, as a result of the COVID-19 pandemic. The Company continues to evaluate each tenant's rent relief request on an individual basis, considering a number of factors. Not all tenant requests ultimately result in concessions or modification of agreements, nor is the Company forgoing its contractual rights under its lease agreements. As a result, the Company granted 148 concessions as of March 5, 2021 and modified 72 leases as of December 31, 2020, with a weighted average rate increase of 3.53% and 3 year weighted average extension term. During the three months ended December 31, 2020, the Company modified 4 leases at no rate change and five months weighted average extension term.
•The Company received 99% of its contractual base rent and tenant reimbursements billed for the year ended December 31, 2020.
•Accounts receivable related to short term deferral of rents decreased $132 thousand compared to September 30, 2020 to $257 thousand or less than 1% of annual base rent ("ABR").

BALANCE SHEET
•Cash and cash equivalents totaled $7.7 million, compared to $5.5 million at December 31, 2019.
•Restricted cash totaled $35.1 million, compared to $16.1 million at December 31, 2019. These funds are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes, insurance expenses and loan proceeds to be used for the 2020 Tender Offer.
•Total debt was $353.9 million (including debt associated with assets held for sale), compared to $347.1 million at December 31, 2019.
•WHLR's weighted-average interest rate was 5.31% with a term of 3.56 years (including debt associated with assets held for sale).
•Net investment properties totaled $405.3 million (including assets held for sale), compared to $417.9 million as of December 31, 2019.

DIVIDENDS
•The Company had accumulated undeclared dividends of approximately $30.5 million to holders of shares of its Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock. Approximately $3.4 million and $13.9 million are attributable to the three and twelve months ended December 31, 2020, respectively.

SUBSEQUENT EVENTS
•On January 8, 2021, KeyBank notified the Company that the PPP Promissory Note application for forgiveness has been approved.
•On January 21, 2021, the Company entered into a Forbearance Agreement (the "Forbearance Agreement") with Pinnacle Bank at an interest rate of 14% and made a $500 thousand principal payment. The Forbearance Agreement, among other provisions, extends the maturity date of the Columbia Fire Station Loan to July 21, 2021 and waives all defaults and late fees existing prior to the Forbearance Agreement.
•On February 2, 2021, the Company refinanced the Tuckernuck Loan for $5.15 million at a rate of 5.00%. The loan matures on March 1, 2026.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	7

•On March 12, 2021, the Company, certain subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, entered into a financing agreement with proceeds of $35.0 million (the "Wilmington Financing Agreement"). The Wilmington Financing Agreement is at a rate of 8.00% and matures in March 2026 with quarterly interest only payments beginning on April 15, 2021. In conjunction with the Wilmington Financing Agreement, the Company issued to the holders from time to time party thereto warrants to purchase an aggregate of 1,061,719 shares of the Company’s Common Stock. In addition, on March 12, 2021, the Company paid in full the $25.0 million Powerscourt Financing Agreement.

OPERATIONS AND LEASING
•The Company's real estate portfolio is 88.9% leased as of December 31, 2020.
•QTD Leasing Activity
•Executed 38 lease renewals totaling 281,491 square feet at a weighted-average increase of $0.09 per square foot, representing an increase of 1.02% over in-place rental rates and an increase of 4.60% excluding bankruptcy negotiations.
•Signed 24 new leases totaling approximately 130,624 square feet with a weighted-average rental rate of $7.69 per square foot.
•YTD Leasing Activity
•Executed 204 lease renewals totaling 1,144,911 square feet at a weighted-average increase of $0.45 per square foot, representing an increase of 4.63% over in-place rental rates and an increase of 5.58% excluding bankruptcy negotiations.
•Signed 72 new leases totaling approximately 333,279 square feet with a weighted-average rental rate of $9.03 per square foot.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next twelve months and includes month-to-month leases, decreased to approximately 6.97% at December 31, 2020, compared to 13.10% at December 31, 2019. At December 31, 2020, 37.93% of this expiring GLA is subject to renewal options (please see lease expiration schedule on page 18 of this document).
•As of December 31, 2020, the signed but not yet occupied leases consist of $635 thousand ABR with various scheduled commencement dates within the next six months.

DISPOSITIONS
•Sold St. Matthews for $1.8 million, generating a loss of $26 thousand and net proceeds of $1.7 million.
•Sold Riversedge North in a sale lease back transaction for $3.0 million, generating a gain of $774 thousand with $49 thousand recognized in 2020 and the remaining $725 thousand recognized over the life of the lease and net sales proceeds of $2.8 million.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	8

Consolidated Balance Sheets
$ in 000s

	December 31,
	2020	2019
ASSETS:
Investment properties, net	$392,664	$416,215
Cash and cash equivalents	7,660	5,451
Restricted cash	35,108	16,140
Rents and other tenant receivables, net	9,153	6,905
Assets held for sale	13,072	1,737
Above market lease intangibles, net	3,547	5,241
Operating lease right-of-use assets	12,745	11,651
Deferred costs and other assets, net	15,430	21,025
Total Assets	$489,379	$484,365
LIABILITIES:
Loans payable, net	$334,266	$340,913
Liabilities associated with assets held for sale	13,124	2,026
Below market lease intangibles, net	4,554	6,716
Warrant liability	594	—
Operating lease liabilities	13,200	11,921
Accounts payable, accrued expenses and other liabilities	11,229	9,557
Total Liabilities	376,967	371,133
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,529,293 and 3,600,636 shares issued and outstanding, respectively; $109.13 million and $101.66 million aggregate liquidation preference, respectively)	95,563	87,225

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,174	41,087
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,703,874 and 9,694,284 shares issued and outstanding, respectively)	97	97
Additional paid-in capital	234,061	233,870
Accumulated deficit	(260,867)	(251,580)
Total Stockholders’ Equity	14,918	23,927
Noncontrolling interests	1,931	2,080
Total Equity	16,849	26,007
Total Liabilities and Equity	$489,379	$484,365

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	9

Consolidated Statements of Operations
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
REVENUE:
Rental revenues	$15,119	$15,896	$60,039	$62,442
Other revenues	177	174	964	720
Total Revenue	15,296	16,070	61,003	63,162
OPERATING EXPENSES:
Property operations	4,770	4,839	18,886	19,127
Non-REIT management and leasing services	—	—	—	25
Depreciation and amortization	3,831	5,150	17,291	21,319
Impairment of notes receivable	—	—	—	5,000
Impairment of assets held for sale	—	51	600	1,598
Corporate general & administrative	1,262	2,090	5,831	6,633
Total Operating Expenses	9,863	12,130	42,608	53,702
Gain (loss) on disposal of properties	49	(33)	23	1,394
Operating Income	5,482	3,907	18,418	10,854
Interest expense	(4,306)	(4,591)	(17,092)	(18,983)
Other expense	—	—	(1,039)	—
Net Income (Loss) Before Income Taxes	1,176	(684)	287	(8,129)
Income tax benefit (expense)	—	8	—	(15)
Net Income (Loss)	1,176	(676)	287	(8,144)
Less: Net income (loss) attributable to noncontrolling interests	24	(5)	42	(105)
Net Income (Loss) Attributable to Wheeler REIT	1,152	(671)	245	(8,039)
Preferred Stock dividends - undeclared	(3,606)	(3,657)	(14,528)	(14,629)
Deemed contribution related to preferred stock redemption	—	—	726	—
Net Loss Attributable to Wheeler REIT Common Stockholders	$(2,454)	$(4,328)	$(13,557)	$(22,668)

Loss per share:
Basic and Diluted	$(0.25)	$(0.45)	$(1.40)	$(2.34)
Weighted-average number of shares:
Basic and Diluted	9,703,397	9,693,403	9,698,274	9,671,847

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	10

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net Income (Loss)	$1,176	$(676)	$287	$(8,144)
Depreciation and amortization of real estate assets	3,831	5,150	17,291	21,319
(Gain) loss on disposal of properties	(49)	33	(23)	(1,394)
Impairment of assets held for sale	—	51	600	1,598
FFO	4,958	4,558	18,155	13,379
Preferred stock dividends - undeclared	(3,606)	(3,657)	(14,528)	(14,629)
Preferred stock redemption	—	—	96	—
Preferred stock accretion adjustments	168	170	677	680
FFO available to common stockholders and common unitholders	1,520	1,071	4,400	(570)
Impairment of notes receivable	—	—	—	5,000
Acquisition and development costs	—	1	—	26
Capital related costs	105	4	291	144
Other non-recurring and non-cash expenses (2)	(5)	(19)	1,085	42
Share-based compensation	—	(242)	—	2
Straight-line rental revenue, net straight-line expense	(271)	7	(971)	6
Loan cost amortization	301	371	1,097	1,707
Above (below) market lease amortization	(18)	(676)	(461)	(1,261)
Recurring capital expenditures and tenant improvement reserves	(277)	(280)	(1,112)	(1,126)
AFFO	$1,355	$237	$4,329	$3,970

Weighted Average Common Shares	9,703,397	9,693,403	9,698,274	9,671,847
Weighted Average Common Units	224,906	234,900	230,029	234,999
Total Common Shares and Units	9,928,303	9,928,303	9,928,303	9,906,846
FFO per Common Share and Common Units	$0.15	$0.11	$0.44	$(0.06)
AFFO per Common Share and Common Units	$0.14	$0.02	$0.44	$0.40

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2020.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	11

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended December 31,
	Same Store		Non-same Store		Total
	2020	2019	2020	2019	2020	2019

Net Income (Loss)	$1,131	$(668)	$45	$(8)	$1,176	$(676)
Adjustments:
Income tax benefit	—	(8)	—	—	—	(8)
Interest expense	4,306	4,591	—	—	4,306	4,591
(Gain) loss on disposal of properties	—	—	(49)	33	(49)	33
Corporate general & administrative	1,262	2,086	—	4	1,262	2,090
Impairment of assets held for sale	—	—	—	51	—	51
Depreciation and amortization	3,831	5,150	—	—	3,831	5,150
Other non-property revenue	(16)	(18)	—	—	(16)	(18)
Property Net Operating Income (Loss)	$10,514	$11,133	$(4)	$80	$10,510	$11,213

Property revenues	$15,280	$15,944	$—	$108	$15,280	$16,052
Property expenses	4,766	4,811	4	28	4,770	4,839
Property Net Operating Income (Loss)	$10,514	$11,133	$(4)	$80	$10,510	$11,213

	Years Ended December 31,
	Same Store		Non-same Store		Total
	2020	2019	2020	2019	2020	2019

Net Income (Loss)	$285	$(8,100)	$2	$(44)	$287	$(8,144)
Adjustments:
Income tax expense	—	15	—	—	—	15
Other expense	1,039	—	—	—	1,039	—
Interest expense	17,092	18,693	—	290	17,092	18,983
Gain on disposal of properties	—	—	(23)	(1,394)	(23)	(1,394)
Corporate general & administrative	5,829	6,613	2	20	5,831	6,633
Impairment of assets held for sale	600	—	—	1,598	600	1,598
Impairment of notes receivable	—	5,000	—	—	—	5,000
Depreciation and amortization	17,290	21,241	1	78	17,291	21,319
Non-REIT management and leasing services	—	25	—	—	—	25
Other non-property revenue	(272)	(125)	—	—	(272)	(125)
Property Net Operating Income (Loss)	$41,863	$43,362	$(18)	$548	$41,845	$43,910

Property revenues	$60,721	$62,193	$10	$844	$60,731	$63,037
Property expenses	18,858	18,831	28	296	18,886	19,127
Property Net Operating Income (Loss)	$41,863	$43,362	$(18)	$548	$41,845	$43,910
(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended December 31,		Years Ended December 31,
		2020	2019	2020	2019
Net Income (Loss)		$1,176	$(676)	$287	$(8,144)
Add back:	Depreciation and amortization (1)	3,813	4,474	16,830	20,058
	Interest Expense (2)	4,306	4,591	17,092	18,983
	Income tax (benefit) expense	—	(8)	—	15
EBITDA		9,295	8,381	34,209	30,912
Adjustments for items affecting comparability:
	Acquisition and development costs	—	1	—	26
	Capital related costs	105	4	291	144
	Other non-recurring and non-cash expenses (3)	(5)	(19)	1,085	42
	Impairment of notes receivable	—	—	—	5,000
	Impairment of assets held for sale	—	51	600	1,598
	(Gain) loss on disposal of properties	(49)	33	(23)	(1,394)
Adjusted EBITDA		$9,346	$8,451	$36,162	$36,328
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2020.
(4)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	13

Debt Summary
$ in 000s
Loans Payable:         $353.92 million
Weighted Average Interest Rate:     5.31%

Property/Description	Monthly Payment	Interest Rate	Maturity	December 31, 2020	December 31, 2019
KeyBank Credit Agreement (6)	$350,000	LIBOR + 350 basis points	December 2020	$—	$17,879
Columbia Fire Station	$45,580	14.00%	December 2020	3,893	4,051
Tuckernuck	$33,880	3.88%	February 2021	5,193	5,344
First National Bank (7)	$24,656	LIBOR + 350 basis points	March 2021	1,045	1,214
Lumber River	$10,723	LIBOR + 350 basis points	April 2021	1,367	1,404
Rivergate	$104,178	LIBOR + 295 basis points	April 2021	21,164	21,545
JANAF Bravo	$36,935	4.65%	April 2021	6,263	6,372
Litchfield Market Village	$46,057	5.50%	November 2022	7,418	7,452
Twin City Commons	$17,827	4.86%	January 2023	2,915	2,983
Walnut Hill Plaza	$26,850	5.50%	March 2023	3,287	3,759
Powerscourt Financing Agreement (6)	Interest only	13.50%	March 2023	25,000	—
New Market	$48,747	5.65%	June 2023	6,508	6,713
Benefit Street Note (3)	$53,185	5.71%	June 2023	7,145	7,361
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,567	5,642
JANAF	$333,159	4.49%	July 2023	48,875	50,599
Tampa Festival	$50,797	5.56%	September 2023	7,920	8,077
Forrest Gallery	$50,973	5.40%	September 2023	8,226	8,381
Riversedge North	$11,436	5.77%	December 2023	—	1,767
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,473	11,675
Cypress Shopping Center	$34,360	4.70%	July 2024	6,163	6,268
Port Crossing	$34,788	4.84%	August 2024	5,909	6,032
Freeway Junction	$41,798	4.60%	September 2024	7,582	7,725
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,343	3,416
Bryan Station	$23,489	4.52%	November 2024	4,312	4,394
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	8,001	8,113
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,892	—
Folly Road	$41,482	4.65%	March 2025	7,223	5,922
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,553	4,620
JANAF BJ's	$29,964	4.95%	January 2026	4,844	4,957
Chesapeake Square	$23,857	4.70%	August 2026	4,279	4,354
Berkley/Sangaree/Tri-County	Interest only	4.78%	December 2026	9,400	9,400
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,404	8,516
Village of Martinsville	$89,664	4.28%	July 2029	15,979	16,351
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Total Principal Balance (1)				353,916	347,059
Unamortized debt issuance cost (1)				(6,812)	(4,172)
Total Loans Payable, including assets held for sale				347,104	342,887
Less loans payable on assets held for sale, net loan amortization costs				12,838	1,974
Total Loans Payable, net				$334,266	$340,913
(1) Includes loans payable on assets held for sale.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Darien Shopping Center, Devine Street, Lake Murray, Moncks Corner and South Lake.
(7) Collateralized by Surrey Plaza and Amscot Building.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	14

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
December 31, 2021	$43,933	12.41%
December 31, 2022	12,586	3.56%
December 31, 2023	111,875	31.61%
December 31, 2024	44,240	12.50%
December 31, 2025	91,426	25.83%
Thereafter	49,856	14.09%
Total principal repayments and debt maturities	$353,916	100.00%

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	15

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	15	151,843	96.1%	77.6%	117,843	$981	$8.32
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	28	74,038	90.4%	90.4%	66,948	1,160	17.32
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	456	13.07
Berkley (3)	Norfolk, VA	—	—	—%	—%	—	—	—
Berkley Shopping Center	Norfolk, VA	10	47,945	42.0%	42.0%	20,140	183	9.10
Brook Run Shopping Center	Richmond, VA	18	147,738	85.5%	85.5%	126,243	1,099	8.70
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	594	10.95
Butler Square	Mauldin, SC	15	82,400	98.2%	94.9%	78,196	811	10.38
Cardinal Plaza	Henderson, NC	8	50,000	97.0%	97.0%	48,500	478	9.85
Chesapeake Square	Onley, VA	12	108,982	96.5%	96.5%	105,182	795	7.56
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	373	8.18
Columbia Fire Station	Columbia, SC	1	21,273	14.4%	14.4%	3,063	81	26.60
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	12	170,475	95.7%	95.7%	163,150	855	5.24
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	940	8.78
Cypress Shopping Center	Boiling Springs, SC	16	80,435	39.5%	39.5%	31,775	429	13.49
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	156	6.00
Devine Street	Columbia, SC	2	38,464	100.0%	100.0%	38,464	319	8.28
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	730	15.26
Forrest Gallery	Tullahoma, TN	25	214,451	80.3%	79.4%	170,224	1,223	7.18
Fort Howard Shopping Center	Rincon, GA	19	113,652	95.1%	95.1%	108,120	1,048	9.69
Freeway Junction	Stockbridge, GA	19	156,834	100.0%	100.0%	156,834	1,324	8.44
Franklin Village	Kittanning, PA	25	151,821	98.7%	94.9%	144,021	1,195	8.30
Franklinton Square	Franklinton, NC	13	65,366	100.0%	93.0%	60,800	558	9.17
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park	Orangeburg, SC	13	93,265	97.7%	97.7%	91,121	699	7.67
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	6	60,048	79.0%	79.0%	47,448	404	8.52
JANAF (4)	Norfolk, VA	109	800,026	84.8%	84.6%	676,703	8,084	11.95
Laburnum Square	Richmond, VA	20	109,405	97.5%	97.5%	106,705	982	9.21
Ladson Crossing	Ladson, SC	14	52,607	97.2%	97.2%	51,107	487	9.53
LaGrange Marketplace	LaGrange, GA	13	76,594	96.9%	96.9%	74,194	429	5.78
Lake Greenwood Crossing	Greenwood, SC	6	47,546	87.5%	87.5%	41,618	332	7.98
Lake Murray	Lexington, SC	4	39,218	96.9%	96.9%	38,018	236	6.20
Litchfield Market Village	Pawleys Island, SC	19	86,740	87.3%	87.3%	75,702	901	11.91
Lumber River Village	Lumberton, NC	11	66,781	86.4%	86.4%	57,681	435	7.55
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323	12.07
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	623	11.11
New Market Crossing	Mt. Airy, NC	10	117,076	89.0%	89.0%	104,138	920	8.84
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	352	8.22
Pierpont Centre	Morgantown, WV	15	111,162	88.4%	88.4%	98,256	912	9.28
Port Crossing	Harrisonburg, VA	8	65,365	97.9%	97.9%	64,000	852	13.31
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	12	91,188	100.0%	100.0%	91,188	720	7.89
Rivergate Shopping Center	Macon, GA	30	201,680	73.8%	73.8%	148,905	2,480	16.66
Sangaree Plaza	Summerville, SC	8	66,948	87.4%	87.4%	58,498	598	10.23

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	16

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	99.3%	99.3%	56,181	$607	$10.81
South Lake	Lexington, SC	6	44,318	91.2%	16.3%	7,200	93	12.98
South Park	Mullins, SC	3	60,734	83.2%	83.2%	50,509	351	6.95
South Square	Lancaster, SC	5	44,350	81.0%	74.2%	32,900	276	8.39
St. George Plaza	St. George, SC	6	59,279	92.3%	78.8%	46,718	338	7.23
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,076	9.67
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00
Tampa Festival	Tampa, FL	19	137,987	71.9%	64.6%	89,166	891	9.99
Tri-County Plaza	Royston, GA	7	67,577	94.1%	94.1%	63,577	416	6.55
Tuckernuck	Richmond, VA	13	93,624	90.6%	90.6%	84,787	956	11.27
Tulls Creek (3)	Moyock, NC	—	—	—%	—%	—	—	—
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	438	9.18
Village of Martinsville	Martinsville, VA	17	290,902	94.5%	94.0%	273,346	2,192	8.02
Walnut Hill Plaza	Petersburg, VA	6	87,239	38.1%	38.1%	33,225	268	8.06
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	490	9.85
Westland Square	West Columbia, SC	11	62,735	95.7%	95.7%	60,065	528	8.78
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	637	15.65
Total Portfolio		756	5,561,766	88.9%	87.1%	4,846,433	$46,851	$9.67

(1)    Reflects leases executed through January 6, 2021 that commence subsequent to the end of current period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	17

Top Ten Tenants by Annualized Base Rent
Total Tenants : 756

Tenants		Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
1.	Food Lion	$2,733	5.83%	325,576	5.85%	$8.39
2.	BI-LO (1)	2,729	5.82%	380,675	6.84%	7.17
3.	Kroger (2)	1,355	2.89%	186,064	3.35%	7.28
4.	Piggly Wiggly	1,322	2.82%	169,750	3.05%	7.79
5.	Winn Dixie (1)	887	1.89%	133,575	2.40%	6.64
6.	Planet Fitness	837	1.79%	100,427	1.81%	8.33
7.	Hobby Lobby	717	1.53%	114,298	2.06%	6.27
8.	BJ's Wholesale Club	651	1.39%	147,400	2.65%	4.42
9.	Harris Teeter (2)	578	1.23%	39,946	0.72%	14.47
10.	Lowes Foods	572	1.22%	54,838	0.99%	10.43
		$12,381	26.41%	1,652,549	29.72%	$7.49
(1) These tenants are both owned by Southeastern Grocers.
(2) These tenants are both owned by The Kroger Company.

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	715,333	12.86%	—%	$—	—%	$—
Month-to-Month	11	24,063	0.43%	0.50%	296	0.63%	12.30
2021	106	363,594	6.54%	7.50%	3,820	8.15%	10.51
2022	126	509,280	9.16%	10.51%	5,460	11.65%	10.72
2023	133	870,708	15.66%	17.97%	7,675	16.38%	8.81
2024	107	665,560	11.97%	13.73%	6,373	13.60%	9.58
2025	104	787,608	14.16%	16.25%	7,874	16.81%	10.00
2026	68	650,641	11.70%	13.43%	5,807	12.39%	8.93
2027	26	164,815	2.96%	3.40%	1,988	4.24%	12.06
2028	21	331,609	5.96%	6.84%	2,336	4.99%	7.04
2029	16	114,020	2.05%	2.35%	1,143	2.44%	10.02
2030 and thereafter	38	364,535	6.55%	7.52%	4,079	8.72%	11.19
Total	756	5,561,766	100.00%	100.00%	$46,851	100.00%	$9.67

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	18

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	284,658	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	—	—	—	—%	—	—	—	—	—%	—
2021	1	58,473	250	14.98%	4.28	2	67,555	420	2.33%	6.22
2022	—	—	—	—%	—	5	178,882	1,294	7.18%	7.23
2023	1	22,032	215	12.88%	9.76	16	545,135	3,553	19.72%	6.52
2024	1	32,000	125	7.49%	3.91	8	318,759	2,231	12.38%	7.00
2025	2	84,633	619	37.09%	7.31	11	437,850	3,566	19.79%	8.14
2026	2	41,010	143	8.56%	3.49	11	361,929	2,937	16.30%	8.11
2027	—	—	—	—%	—	2	57,345	447	2.48%	7.79
2028	—	—	—	—%	—	7	280,841	1,637	9.08%	5.83
2029	1	21,213	317	19.00%	14.94	2	45,700	307	1.70%	6.72
2030+	—	—	—	—%	—	5	260,576	1,629	9.04%	6.25
Total	8	544,019	$1,669	100.00%	$6.44	69	2,554,572	$18,021	100.00%	$7.05

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	430,675	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	11	24,063	296	2.41%	12.30	—	—	—	—%	—
2021	74	158,071	1,901	15.48%	12.03	29	79,495	1,249	8.39%	15.71
2022	60	130,073	1,714	13.96%	13.18	61	200,325	2,452	16.48%	12.24
2023	67	134,146	1,702	13.86%	12.69	49	169,395	2,205	14.82%	13.02
2024	55	128,243	1,628	13.26%	12.69	43	186,558	2,389	16.05%	12.81
2025	52	122,411	1,828	14.89%	14.93	39	142,714	1,861	12.50%	13.04
2026	31	105,547	1,289	10.50%	12.21	24	142,155	1,438	9.66%	10.12
2027	8	23,130	372	3.03%	16.08	16	84,340	1,169	7.85%	13.86
2028	10	31,652	498	4.06%	15.73	4	19,116	201	1.35%	10.51
2029	7	23,850	226	1.84%	9.48	6	23,257	293	1.97%	12.60
2030+	15	36,586	824	6.71%	22.52	18	67,373	1,626	10.93%	24.13
Total	390	1,348,447	$12,278	100.00%	$13.38	289	1,114,728	$14,883	100.00%	$13.35

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	19

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020 (3)	2019	2020 (3)	2019
Renewals(1):
Leases renewed with rate increase (sq feet)	88,506	310,544	616,548	685,124
Leases renewed with rate decrease (sq feet)	34,802	21,086	123,935	52,282
Leases renewed with no rate change (sq feet)	158,183	148,378	404,428	298,611
Total leases renewed (sq feet)	281,491	480,008	1,144,911	1,036,017

Leases renewed with rate increase (count)	16	28	127	116
Leases renewed with rate decrease (count)	7	3	24	12
Leases renewed with no rate change (count)	15	10	53	21
Total leases renewed (count)	38	41	204	149

Option exercised (count)	5	10	22	38

Weighted average on rate increases (per sq foot)	$1.15	$0.58	$1.12	$0.68
Weighted average on rate decreases (per sq foot)	$(2.18)	$(1.13)	$(1.43)	$(2.25)
Weighted average rate on all renewals (per sq foot)	$0.09	$0.33	$0.45	$0.34

Weighted average change over prior rates	1.02%	4.50%	4.63%	4.17%
Weighted average change over prior rates, excluding bankruptcy negotiations	4.60%		5.58%

New Leases(1) (2):
New leases (sq feet)	130,624	40,631	333,279	117,605
New leases (count)	24	13	72	43
Weighted average rate (per sq foot)	$7.69	$12.57	$9.03	$12.82

Gross Leasable Area ("GLA") expiring during the next 12 months, including month-to-month leases			6.97%	13.10%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.
(3)    Includes transactions related to bankruptcy negotiations, unless otherwise noted.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	20

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 12/31/2020 unless otherwise stated	21

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

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